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As filed with the Securities and Exchange Commission on October 28, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	5731 (Primary Standard Industrial Classification Code Number)	41-0907483 (I.R.S. Employer Identification Number)

7601 Penn Avenue South
Richfield, Minnesota 55423
(612) 291-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph M. Joyce, Esq.
Senior Vice President, General Counsel and Assistant Secretary
7601 Penn Avenue South
Richfield, Minnesota 55423
(612) 291-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Glenn M. Reiter, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

6.75% Notes due 2013	$500,000,000	100%	$500,000,000	$19,650

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2008

PRELIMINARY PROSPECTUS

Exchange Offer for
$500,000,000
6.75% Notes Due 2013

         We are offering to exchange up to $500,000,000 of our new 6.75% Notes due 2013 (the "exchange notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of our outstanding 6.75% Notes due 2013 (the "outstanding notes"). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at                     p.m. (New York City time) on                    , 2008, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

The Exchange Notes

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Resales of the Exchange Notes

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.

         All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture and first supplemental indenture thereto (collectively, the "indenture"). In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we currently do not anticipate that we will register the outstanding notes under the Securities Act.

 See "Risk Factors" beginning on page 10 for a discussion of certain risks that you should consider before participating in the exchange offer.

         Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired such outstanding notes as a result of market-making or other trading activities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2008.

        You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

 BASIS OF PRESENTATION

        As used in this prospectus, references to "Best Buy," "our company," "we," "us" and "our" and similar expressions are to Best Buy Co., Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the "Description of the Notes" section of this prospectus, references to "the Company," "we," "us" and "our" and similar expressions are to Best Buy Co., Inc. only and not to its consolidated subsidiaries.

i

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

        We are subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file periodic reports and other information with the SEC. Materials filed by us with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access reports and proxy and information statements relating to SEC registrants, including our company. Our common stock is listed on the New York Stock Exchange and reports, proxy statements and other information that we provide to the New York Stock Exchange can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows certain issuers, including our company, to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC, provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 1, 2008;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 2008 and August 30, 2008;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on April 11, 2008; April 21, 2008; May 8, 2008 (excluding information furnished under Item 7.01 and the furnished exhibit relating to that information); May 13, 2008; June 12, 2008; June 18, 2008; June 24, 2008; June 26, 2008; July 3, 2008; August 8, 2008; August 19, 2008; September 12, 2008; September 15, 2008; September 30, 2008; October 2, 2008; and October 15, 2008; and

  •
  Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the notes or terminate the offering of the notes.

        See "Where You Can Find More Information" above for further information concerning how to obtain copies of these SEC filings.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference into this prospectus.

ii

Requests for copies of any such document should be directed to Best Buy Co., Inc. at: 7601 Penn Avenue South, Richfield, Minnesota 55423, Attention: Investor Relations; telephone: (612) 291-1000.

        IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN                    , 2008, WHICH IS FIVE DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

iii

 SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus and is not complete and does not contain all the information that you should consider before tendering your notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should read carefully this entire prospectus and the documents incorporated by reference in this prospectus.

 Best Buy Co., Inc.

Overview

        We are a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. We operate retail stores and Web sites under the brand names Best Buy, Best Buy Mobile, The Carphone Warehouse, Jiangsu Five Star Appliance Co. ("Five Star"), Future Shop, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers ("Pacific Sales"), The Phone House and Speakeasy.

        Our vision is to make life fun and easy for consumers. Our business strategy is to treat customers as unique individuals, meeting their needs with end-to-end solutions, and engaging and energizing our employees to serve them, while maximizing overall profitability. We believe we offer consumers meaningful advantages in store environment, product value, product selection and a variety of in-store and in-home services related to the merchandise we offer, all of which advance our objectives of enhancing our business model, gaining market share and improving profitability.

        We operate two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the U.S. and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales and Speakeasy. U.S. Best Buy stores offer a wide variety of consumer electronics, home office products, entertainment software, appliances and related services. The International segment is comprised of all Canada stores, call centers and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China stores, call centers and online operations, including Best Buy, Geek Squad and Five Star. Our International segment offers products and services similar to that of our U.S. Best Buy stores. However, Canada Best Buy stores do not carry appliances, and our China Best Buy store and Five Star stores do not carry entertainment software. Since June 30, 2008, our International segment has also included Best Buy Europe as described below under "—Best Buy Europe Acquisition."

        The addition of new stores has played, and we believe will continue to play, a significant role in our growth and success. Our store development program has historically focused on entering new markets; adding stores within existing markets; and relocating, remodeling and expanding existing stores in order to offer new products and services to our customers. During fiscal 2008, we opened 155 new stores, relocated nine stores and closed 18 stores.

        During fiscal 2009, we anticipate opening approximately 125 new stores in the U.S., Canada, China and Mexico. Most of the new stores will be opened in markets where we already have stores, leveraging our infrastructure and making shopping more convenient for our customers. In the U.S., we anticipate opening 85 to 100 new Best Buy stores, as well as relocating four existing Best Buy stores. In Canada, we anticipate opening approximately six Future Shop stores and six Best Buy stores, as well as to relocate four existing Future Shop stores. In China, we plan to open eight to 16 Five Star stores, as well as close one Five Star store. We also anticipate opening one to three additional Best Buy stores in China in fiscal 2009. Finally, we anticipate extending our international presence by opening our first two stores in Mexico in fiscal 2009 and our first one or two stores in Turkey in the first half of fiscal 2010.

        We believe our store experience, broad product assortment, store formats and brand marketing strategies differentiate us from most of our competitors by positioning our stores as the preferred destination for new technology and entertainment products in a fun and informative shopping environment. Our stores compete by aggressively advertising and emphasizing a complete product and service solution, value pricing and financing alternatives. In addition, our trained and knowledgeable sales and service staffs allow us to tailor the offerings to meet the needs of our customers.

Best Buy Europe Acquisition

        On June 30, 2008, pursuant to a Sale and Purchase Agreement (the "Sale and Purchase Agreement") dated as of May 7, 2008, among The Carphone Warehouse Group PLC ("The Carphone Warehouse"); CPW Retail Holdings Limited ("CPW Retail"), a wholly-owned subsidiary of The Carphone Warehouse; Best Buy Distributions Limited ("BBY Acquisition Co."), our wholly-owned subsidiary; and us, The Carphone Warehouse and CPW Retail contributed certain assets and liabilities into Best Buy Europe Distributions Limited, formerly known as Best Buy International Limited ("Best Buy Europe"), a company registered in England and Wales, in exchange for all of the ordinary shares of Best Buy Europe. Immediately thereafter, BBY Acquisition Co. purchased 50% of the ordinary shares of Best Buy Europe from The Carphone Warehouse for an aggregate purchase price of £1.088 billion (approximately $2.167 billion). In addition to the purchase price, we incurred $29 million of transaction costs, for an aggregate purchase price of approximately $2.196 billion. We funded the payment of the purchase price and related transaction costs with cash-on-hand, through additional borrowings available under our existing credit facilities and with proceeds from the sale of the outstanding notes. We refer to the transactions contemplated by the Sale and Purchase Agreement as the "Best Buy Europe Acquisition." The effective acquisition date for accounting purposes was the close of business on June 28, 2008, the end of The Carphone Warehouse's fiscal first quarter.

        Solely for the convenience of the reader, we have translated the purchase price from British pounds sterling into U.S. dollars using the exchange rate of £1.00 = $1.99, which was the rate on June 30, 2008. This translation should not be considered a representation that such amount was, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

        The assets and liabilities transferred by The Carphone Warehouse and CPW Retail to Best Buy Europe comprise all of The Carphone Warehouse's mobile and retail distribution businesses, consisting primarily of the sale of mobile handsets and connections, laptop computers, accessories and related products and services. The Carphone Warehouse sold these products and services through 2,411 stores, call centers and the Internet across Europe, branded The Carphone Warehouse in the U.K. and The Phone House outside the U.K. The Carphone Warehouse also transferred to Best Buy Europe its device insurance business and certain revenue-sharing agreements. In addition, the assets and liabilities that were transferred to Best Buy Europe include The Phone House Telecom, a mobile service provider business in Germany that recruits, bills and manages customers on its own mobile packages, and The Carphone Warehouse's mobile virtual network operator businesses. The Carphone Warehouse further transferred portions of its fixed line businesses, which consist of the sale of fixed line services in Spain via Xtra Telecom and re-sale of residential fixed line services in Switzerland. The businesses transferred to Best Buy Europe also include The Carphone Warehouse's facilities management business and its dealer business. Finally, The Carphone Warehouse transferred to Best Buy Europe its economic interest in its existing relationships with Best Buy (currently consisting of Best Buy Mobile in the U.S. and Geek Squad in the U.K. and Spain).

        We and The Carphone Warehouse plan to introduce new offerings in the retail stores contributed to Best Buy Europe by The Carphone Warehouse and launch large-format Best Buy-branded stores and Web sites in the European market. From the date of acquisition to the end of fiscal 2009, Best Buy Europe plans to open 90 to 100 new stores, as well as to close 60 to 65 stores branded The Carphone

Warehouse or The Phone House. In addition, we anticipate opening our first one to three Best Buy stores in the U.K. in fiscal 2010.

Pending Napster Acquisition

        On September 14, 2008, we and our wholly-owned subsidiary, Puma Cat Acquisition Corp., a Delaware corporation ("Puma Cat"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Napster, Inc., a Delaware corporation ("Napster"). The total transaction value is expected to be approximately $121 million (or approximately $54 million, net of $67 million in cash and short-term investments of Napster as of June 30, 2008).

        Pursuant to the Merger Agreement, and subject to the conditions set forth therein, Puma Cat commenced a cash tender offer on September 26, 2008 to acquire all of the issued and outstanding shares of Napster's common stock, and all stock purchase rights associated with such shares, at a price of $2.65 per share, without any interest or accrued dividends, net to the seller. The tender offer expired on October 24, 2008. Approximately 83% of the outstanding shares of Napster's common stock was validly tendered and not withdrawn prior to the expiration of the offer. Puma Cat accepted for purchase all validly tendered shares in accordance with the terms of the offer and intends to make prompt payment of the aggregate purchase price of approximately $104 million for those shares. On October 27, 2008, Puma Cat began a subsequent offering period for all of the remaining outstanding and untendered shares of Napster's common stock for the same consideration paid in respect of the shares tendered during the initial offering period. The subsequent offering period expires on October 29, 2008.

        Following the purchase of shares pursuant to the initial cash tender offer, we beneficially own more than 50% of the outstanding shares of Napster's common stock on a fully-diluted basis. As a result, we have the power to assure the consummation of the proposed merger of Puma Cat into Napster by voting the shares beneficially owned by us at a special meeting of the stockholders of Napster. In addition, under the terms of the Merger Agreement, we can exercise an option to purchase newly- issued Napster shares at the tender offer price. If we acquire beneficial ownership of more than 90% of the outstanding shares of Napster's common stock after the subsequent offering period and/or as a result of the exercise of our option to purchase newly-issued shares, we intend to cause Puma Cat promptly to merge into Napster without a meeting of the stockholders of Napster pursuant to the "short-form" merger statute under Delaware law. As a result of the merger, with certain exceptions, each outstanding share of common stock of Napster will be converted into the right to receive $2.65 per share, in cash, without interest. We expect this process ultimately to result in our ownership of 100% of Napster's common stock.

        Best Buy Co., Inc. is a Minnesota corporation whose principal executive offices are located at 7601 Penn Avenue South, Richfield, Minnesota 55423. Our main telephone number is 612-291-1000.

 The Exchange Offer

        On June 24, 2008, we issued and sold $500,000,000 aggregate principal amount of the outstanding notes in a transaction exempt from registration under the Securities Act. In this prospectus, the term "outstanding notes" refers to our 6.75% Notes due 2013, as issued and sold on that date. The term "exchange notes" refers to our 6.75% Notes due 2013, as registered under the Securities Act. The term "notes" refers, collectively, to the outstanding notes and the exchange notes.

        The summary below describes the principal terms of the exchange offer. The section of this prospectus titled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to use our reasonable best efforts to complete the exchange offer by January 31, 2009.
You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except as follows:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and
	•	the additional interest provisions are no longer applicable.
The Exchange Offer

We are offering to exchange up to $500,000,000 aggregate principal amount of our 6.75% Notes due 2013, which have been registered under the Securities Act, for any and all of our outstanding 6.75% Notes due 2013.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

	•	you are acquiring the exchange notes in the ordinary course of your business; and
	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Expiration Date	The exchange offer expires at p.m. (New York City time) on , 2008, unless extended by us. We do not currently intend to extend the expiration date.
Withdrawal

You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

Each exchange note bears interest at the rate of 6.75% per annum from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes. The interest on the notes is payable on January 15 and July 15 of each year, beginning on January 15, 2009. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the procedures under DTC's Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

	•	you do not have arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;
	•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
	•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;
	•	you are acquiring the exchange notes in the ordinary course of your business; and
•

if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under "The Exchange Offer—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences of the Exchange Offer."

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent	Wells Fargo Bank, N.A. is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under "The Exchange Offer—Exchange Agent."

 The Exchange Notes

        The summary below describes the principal terms of the exchange notes. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Best Buy Co., Inc.
Securities Offered	$500,000,000 in aggregate principal amount of notes due 2013.
Maturity	The exchange notes mature on July 15, 2013, unless earlier redeemed or repurchased.
Interest Rate	The exchange notes bear interest at a rate of 6.75% per year.
Interest Rate Adjustment

The interest rate payable on the exchange notes is subject to adjustment from time to time if a rating assigned to the exchange notes is downgraded (or subsequently upgraded) as described under "Description of the Notes—Interest Rate Adjustment."

Interest Payment Dates

Interest on the exchange notes is payable on January 15 and July 15, commencing on January 15, 2009. Interest accrues from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes.

Optional Redemption

We may redeem some or all of the exchange notes at any time, at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the exchange notes being redeemed and (2) any applicable Make-Whole Amount (as defined in "Description of the Notes—Optional Redemption"), including, in each case, accrued but unpaid interest, if any, to the redemption date.

Purchase of Notes upon a Change of Control Triggering Event

If a change of control triggering event occurs as described herein, we will be required to offer to repurchase the exchange notes at a price equal to 101% of the principal amounts plus accrued and unpaid interest to the repurchase date. See "Description of the Notes—Offer to Purchase upon Change of Control Triggering Event."

Ranking	The exchange notes are our unsecured and unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Covenants	The exchange notes contain covenants that, among other things, generally restrict the ability of Best Buy and certain of our subsidiaries to:
• incur debt secured by liens;

	•	enter into sale and lease-back transactions; and
	•	incur unsecured debt (in the case of such subsidiaries).
These covenants are, however, subject to significant exceptions. See "Description of the Notes—Covenants."
Further Issuances

We may from time to time, without notice to or the consent of the registered holders of the exchange notes, create and issue additional debt securities having the same terms as and ranking equally and ratably with the exchange notes in all respects, as described under "Description of the Notes—Further Issuances."

Book-Entry

The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of the Notes—Global Notes; Book-Entry System."

No Listing	The exchange notes are not listed on any securities exchange or market.
Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus. See "Risk Factors" included in this prospectus and Part I, Item 1A., "Risk Factors" and Part II, Item 7., "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008 (our "Fiscal 2008 Form 10-K"), which is incorporated by reference in this prospectus. In addition, you should review the information set forth under "Forward-Looking and Cautionary Statements" before deciding to tender your outstanding notes in the exchange offer.

 RISK FACTORS

        Before deciding to tender your outstanding notes in the exchange offer, you should consider the risk factors below as well as the risk factors discussed in Part I, Item 1A., "Risk Factors," and Part II, Item 7., "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference." Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In that case, the market price of our exchange notes could decline and you could lose all or part of your investment.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered, or exempt from registration, under the Securities Act and applicable state securities laws (including pursuant to Rule 144 under the Securities Act, as and when available). Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

        The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We do not intend to apply for listing of the exchange notes on a securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Best Buy Europe Acquisition

We may not achieve the anticipated strategic objectives and financial benefits from the Best Buy Europe Acquisition.

        We anticipate that we will realize strategic and financial benefits as a result of the Best Buy Europe Acquisition, including, among others, the ability to expand into new markets and realize long-term synergies. Our ability to realize these benefits, however, is subject to risks and uncertainties, including, among others:

  •
  the integration of Best Buy Europe's business with our existing businesses may require more management attention, resources and capital expenditures than anticipated;

  •
  we may not be successful in retaining Best Buy Europe's senior management, who consist principally of personnel from The Carphone Warehouse;

  •
  we may be unable to anticipate or manage risks that are unique to Best Buy Europe's business, including any risks relating to its information systems; and

  •
  we may be unable to compete in the geographic markets in which The Carphone Warehouse operated prior to the Best Buy Europe Acquisition and into which we expect to expand its and our current business, as a result of our lack of familiarity with those jurisdictions in general and their customer demographics in particular.

        Best Buy Europe's growth strategy includes expanding the retail distribution business, both in existing markets and by opening stores in new markets. Accordingly, Best Buy Europe's future growth is dependent, in part, on our ability to build, buy or lease new stores. Local land use, local zoning issues, environmental and other regulations applicable to the types of stores we desire to construct may impact Best Buy Europe's ability to find suitable locations, and also influence the cost of building, buying or leasing stores. Failure to manage effectively these and other similar factors will affect Best Buy Europe's ability to build, buy or lease new stores, which may have a material adverse effect on Best Buy Europe's future profitability.

        Best Buy Europe also will generally be subject to many of the risks set forth under Part I, Item 1A., "Risks Factors" in our Fiscal 2008 Form 10-K.

        Our failure to manage these risks, or other risks related to the Best Buy Europe Acquisition that are not presently known to us, could prevent us from realizing the expected benefits of the Best Buy Europe Acquisition and also may have a material adverse effect on our results of operations and financial condition. If our financial condition is negatively affected, our ability to make payments on the notes may be negatively affected.

A material breakdown in our relationship with The Carphone Warehouse could have a material adverse effect on Best Buy Europe's growth, business and financial condition.

        The operations of Best Buy Europe will depend, in part, upon the continued co-operation between us and The Carphone Warehouse in reaching decisions at the board of director and shareholder levels. Upon the completion of the Best Buy Europe Acquisition, we and The Carphone Warehouse entered into a shareholders' agreement, which governs our rights and those of The Carphone Warehouse with respect to our respective ownership interests in Best Buy Europe. The shareholders' agreement also sets forth our agreements with The Carphone Warehouse regarding the management and financing of Best Buy Europe, as well as certain specific matters that require the consent of both us and The Carphone Warehouse. Accordingly, in order for Best Buy Europe to proceed with those matters, we and The Carphone Warehouse will need to agree. Pursuant to the shareholders' agreement, the Best Buy designees on Best Buy Europe's board of directors have ultimate approval rights over selected senior management positions and the annual capital and operating budgets of Best Buy Europe. A material breakdown in our relationship with The Carphone Warehouse could lead to an inability of the management of Best Buy Europe to make and/or implement decisions which, in turn, could have a material adverse effect on Best Buy Europe's growth, business and financial condition.

Risks Relating to the Notes and our Indebtedness

Our credit agreement contains restrictions that limit our flexibility in operating our business.

        In September 2007, we entered into a $2.5 billion five-year unsecured revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and a syndication of banks. We entered into an amendment to the credit agreement in June 2008. We refer to the credit agreement as so amended as the "Credit Agreement." The Credit Agreement contains covenants and other restrictions that limit the ability of our company and our subsidiaries to engage in specified types of transactions. These covenants and other restrictions limit our company's and certain of our subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

  •
  sell or transfer assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

  •
  enter into transactions with our affiliates.

        The indenture governing the notes also imposes restrictions on our company and some of our subsidiaries as described under "Description of the Notes."

        There are a number of important limitations and exceptions to these covenants and restrictions. You should read "Description of the Notes" and footnote 4 to our audited consolidated financial statements included in our Fiscal 2008 Form 10-K for a description of these covenants and restrictions.

        Under the Credit Agreement, we are required to maintain a specified leverage ratio and an interest coverage ratio. Our ability to meet these ratios can be affected by events beyond our control, and we cannot assure you that we will meet these ratios. A breach of any such covenant could result in an event of default under the Credit Agreement. Upon the occurrence of such an event of default, the lenders could elect to declare all amounts outstanding under the Credit Agreement to be immediately due and payable and terminate all commitments to extend further credit.

We may be negatively affected by the financial crisis in the U.S. and global capital and credit markets.

        We must maintain liquidity to fund our working capital, service our outstanding indebtedness and finance investment opportunities, such as our recent acquisition of Best Buy Europe and our pending acquisition of Napster. Without sufficient liquidity, we could be forced to curtail our operations or we may not be able to pursue new business opportunities. The principal sources of our liquidity are funds generated from operating activities, available cash and cash equivalents, and borrowings under the Credit Agreement and other debt financings.

        The capital and credit markets have been experiencing extreme volatility and disruption during the past year. These market conditions have, to a degree, affected our ability to borrow under the Credit Agreement. On September 15, 2008, Lehman Brothers Holdings Inc. ("Lehman Brothers") filed a petition under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. A Lehman Brothers subsidiary, Lehman Commercial Paper Inc. ("Lehman CPI"), is one of the lenders under the Credit Agreement, having provided a commitment of $180 million, of which $83 million was outstanding at October 24, 2008. Since September 22, 2008, however, Lehman CPI has declined requests for funding under the Credit Agreement, and it is not certain whether Lehman CPI will participate in any future requests for funding or whether another lender might assume its commitment.

        If our current resources do not satisfy our liquidity requirements, we may have to seek additional financing. The availability of financing will depend on a variety of factors, such as economic and market conditions, the availability of credit and our credit ratings, as well as the possibility that lenders could develop a negative perception of the prospects of our company or the retail industry generally. We may not be able to successfully obtain any necessary additional financing on favorable terms, or at all.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and the operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our subsidiaries will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, and premium, if any, and interest on, our indebtedness, including the notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes.

If we default on our obligations to pay indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under the Credit Agreement, that is not waived by the required lenders, could prevent us from paying the principal of, and premium, if any, and interest on, the notes and substantially decrease the market value of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of the principal of, and premium, if any, and interest on, our indebtedness, or if we otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our indebtedness (including covenants in the Credit Agreement, the indenture governing the notes, and the terms of our other indebtedness), we could be in default under the terms of the agreements governing such indebtedness.

        In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders under the Credit Agreement could elect to terminate their commitments thereunder, cease making further loans and we or they could be forced into bankruptcy or liquidation. If the operating performance of our subsidiaries declines, we may in the future need to obtain waivers from the required lenders under the Credit Agreement to avoid being in default. If we breach the covenants under the Credit Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders could exercise the rights described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control triggering event.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Our failure to repurchase the notes upon a change of control would cause a default under the indenture. The Credit Agreement also provides that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

We and our subsidiaries may incur substantial indebtedness in the future.

        We and our subsidiaries are permitted under the terms of the indenture governing the notes and the Credit Agreement to incur substantial additional indebtedness in the future. Any of those additional borrowings would be structurally senior to the notes. If new indebtedness is added to our and our subsidiaries' current indebtedness levels, the related risks that we and they now face could intensify.

The notes are our unsecured obligations and do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively affect holders of the notes.

        We are permitted under the indenture governing the notes to incur additional debt. The notes are unsecured and effectively subordinated to any secured debt that we may issue. Although we have agreed to limit our ability to issue secured debt without also securing the notes and to enter into sale and leaseback transactions, these limitations are subject to a number of exceptions. See "Description of the Notes—Covenants." The holders of any secured debt that we may issue would have priority over unsecured creditors. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued would be entitled to proceed against their collateral, and that collateral will not be available for payment of unsecured debt, including the notes.

The notes are junior to the debt obligations of our subsidiaries.

        The notes are structurally subordinated to the secured and unsecured debt, as well as other claims of creditors, of our subsidiaries.

Rating agencies may lower the ratings of the notes and our other debt securities.

        The notes received credit ratings of Baa2 from Moody's Investors Service, Inc., BBB from Standard & Poor's Ratings Services, a division of The McGraw Hill Group, Inc. ("S&P") and BBB+ from Fitch Ratings Ltd. In addition, other rating agencies may assign credit ratings to the notes in the future. An actual or potential downgrading of these ratings or the assignment of new ratings that are lower than existing ratings could adversely affect the price and liquidity of the notes or your ability to resell the notes. On June 10, 2008, S&P announced that it had reaffirmed its BBB rating on our debt securities, but that it had assigned a negative outlook to those securities. A rating is based upon information furnished by us or obtained by the rating agency from its own sources and is subject to revision, suspension or withdrawal by the rating agency at any time. Rating agencies may review the ratings assigned to the notes due to developments that are beyond our control. We cannot assure you that the ratings on the notes or on our other debt securities will not be downgraded in the near future.

The book-entry form of the notes may limit the exercise of rights by beneficial owners of the notes.

        Transfers of interests in the global notes representing the notes may be effected only through book entries at DTC and its direct and indirect participants (including Clearstream Luxembourg, société anonyme and Euroclear Bank, S.A./N.V.), so that the liquidity of any secondary market in the notes may be reduced to the extent that some investors are unwilling to hold notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may also be limited due to the lack of physical certificates. In addition, beneficial owners of interests in global notes may, in certain cases, experience delays in the receipt of payments in respect of the notes as payments will generally be forwarded by the paying agent to DTC, which will then forward payments to its direct and indirect participants for further transfer to the beneficial owners of the notes. A holder of beneficial interests in the global notes will not have a direct right under the notes to exercise rights under the notes. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC's direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC's nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the notes in a timely manner.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "anticipate," "believe," "estimate," "expect," "intend," "foresee," "plan," "project," "outlook," and similar expressions, which refer to future events and trends, identify forward-looking statements. These forward-looking statements, and financial or other business objectives, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from the expected results, performance or achievements expressed or implied by such forward-looking statements. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including without limitation, the following:

  •
  product availability and new product introductions;

  •
  availability of suitable real estate locations;

  •
  our ability to maintain or increase our revenues and profit margins;

  •
  the financial condition of our customers;

  •
  fluctuations in customers' preferences and spending;

  •
  promotional activity of our competitors;

  •
  loss of significant contracts;

  •
  changes in government regulations;

  •
  risks associated with our vendors;

  •
  changes in U.S. or international economic or political conditions;

  •
  volatility or disruption of global capital and credit markets;

  •
  fluctuations in exchange rates and other risks associated with foreign operations;

  •
  acts of war or terrorism;

  •
  weather or natural disasters or other unexpected events or developments affecting us;

  •
  our ability to attract, develop and retain qualified employees;

  •
  fluctuations in employee benefit and insurance costs;

  •
  competition from traditional store-based retailers, Internet businesses and other participants in retail commerce;

  •
  our ability to maintain our extensive management information systems technology;

  •
  our ability to protect our customers' information;

  •
  any deterioration in our relationship with Accenture LLP, which provides key outsourcing services to us;

  •
  our success in achieving growth strategies and expanding our business in existing and new markets;

  •
  our ability to achieve the anticipated financial and other benefits from our acquisition of Best Buy Europe and our pending acquisition of Napster; and

  •
  other matters referred to in our SEC filings.

        For a more detailed discussion of these and other factors, see "Risk Factors" included in this prospectus and Part I, Item 1A., "Risk Factors," and Part II, Item 7., "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and the forward-looking statements included in any document incorporated by reference herein are made only as of the date of such document, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

 SELECTED FINANCIAL DATA

        The following table presents our selected financial data as of the dates and periods indicated. The selected historical consolidated balance sheets and statements of earnings data as of and for the fiscal years ended March 1, 2008, March 3, 2007 and February 25, 2006 have been derived from our audited consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The selected historical consolidated balance sheets and statements of earnings data as of and for the fiscal years ended February 25, 2005 and February 28, 2004 have been derived from our audited consolidated financial statements, which have been audited by another independent registered public accounting firm. The selected consolidated balance sheets and statements of earnings data as of and for the six months ended August 30, 2008 and September 1, 2007 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which are, in management's opinion, necessary for a fair statement of these periods. The interim results of operations may not be indicative of the results for the full year. You should read this information in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference."

        Certain prior-year amounts in the table below have been reclassified to conform to the fiscal 2008 presentation. In fiscal 2004, we sold our interest in The Musicland Group, Inc. ("Musicland"). All fiscal years affected by such sale reflect the classification of Musicland's financial results as discontinued operations.

$ in millions, except per share amounts

	Six Months Ended		Fiscal Year
	August 30, 2008(1)	September 1, 2007	2008	2007(2)	2006(3)	2005(4)	2004
Consolidated Statements of Earnings Data
Revenue	$18,791	$16,677	$40,023	$35,934	$30,848	$27,433	$24,548
Operating income	616	667	2,161	1,999	1,644	1,442	1,304
Earnings from continuing operations	381	442	1,407	1,377	1,140	934	800
Loss from discontinued operations, net of tax	—	—	—	—	—	—	(29)
Gain (loss) on disposal of discontinued operations, net of tax	—	—	—	—	—	50	(66)
Net earnings	381	442	1,407	1,377	1,140	984	705
Per Share Data(5)
Continuing operations	$0.91	$0.94	$3.12	$2.79	$2.27	$1.86	$1.61
Cash dividends declared and paid	0.26	0.20	0.46	0.36	0.31	0.28	0.27
Balance Sheet Data
Total assets(6)	$17,522	$12,237	$12,758	$13,570	$11,864	$10,294	$8,652
Debt, including current portion(6)	2,690	1,977	816	650	596	600	850
Total shareholders' equity	4,752	3,381	4,484	6,201	5,257	4,449	3,422
Other Data
Current ratio(6)(7)	0.9	1.0	1.1	1.4	1.3	1.4	1.3
Ratio of net earnings to fixed charges(8)	5.2	6.0	8.9	10.3	9.8	8.4	8.6

(footnotes continue on following page)

(1)
We have consolidated Best Buy Europe in our financial results as part of our International segment from the date of acquisition. We consolidate the results of operations of Best Buy Europe on a two-month lag to align with The Carphone Warehouse's quarterly reporting periods. As a result, the results of operations of Best Buy

  Europe will not be reported in our consolidated statements of earnings until our fiscal third quarter, which ends on November 29, 2008; however, the opening balance sheet of Best Buy Europe is reflected in our consolidated balance sheet at August 30, 2008 and included $4.7 billion of total assets and $299 million of debt. In August 2008, the U.S. dollar strengthened relative to the British pound, which is the functional currency of Best Buy Europe. The balance sheet of Best Buy Europe included in our consolidated balance sheet at August 30, 2008 was translated using the exchange rate in effect two months prior to August 30, 2008. If the balance sheet had been translated using the exchange rate in effect at August 30, 2008, the impact would have been to decrease total assets and debt by $415 million and $26 million, respectively.

(2)
Fiscal 2007 included 53 weeks. All other periods presented included 52 weeks.

(3)
In the first quarter of fiscal 2006, we early-adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), Share-Based Payment ("123(R)"), requiring us to recognize expense related to the fair value of our stock-based compensation awards. We elected the modified prospective transition method as permitted by SFAS No. 123(R) and, accordingly, financial results for years prior to fiscal 2006 have not been restated. Stock-based compensation expense in fiscal 2008, 2007 and 2006 was $105 ($72 net of tax), $121 ($82 net of tax) and $132 ($87 net of tax), respectively. Stock-based compensation expense recognized in our financial results for years prior to fiscal 2006 was not significant. Additionally, we began to recognize gift card breakage income during the third quarter of fiscal 2006. Gift card breakage income in fiscal 2008, 2007 and 2006 was $34 ($22 net of tax), $46 ($30 net of tax) and $43 ($29 net of tax), respectively.

(4)
During the fourth quarter of fiscal 2005, following a review of our lease accounting practices, we recorded a cumulative charge of $36 pre-tax ($23 net of tax) to correct our accounting for certain operating lease matters. Additionally, during the same quarter, we established a sales return liability, which reduced gross profit by $15 pre-tax ($10 net of tax). Further, in fiscal 2005, we recognized a $50 tax benefit related to the reversal of valuation allowances on deferred tax assets as a result of the favorable resolution of outstanding tax matters with the Internal Revenue Service regarding the disposition of our interest in Musicland. The tax benefit was classified as discontinued operations.

(5)
Earnings per share is presented on a diluted basis and reflects a three-for-two stock split effected in August 2005.

(6)
Includes both continuing and discontinued operations.

(7)
The current ratio is calculated by dividing total current assets by total current liabilities.

(8)
The ratio of net earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before taxes plus fixed charges and amortization of capitalized interest, less capitalized interest and "fixed charges" consist of interest expense, capitalized interest and the portion of rent expense on operating leases deemed representative of interest (estimated to be 30%).

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at August 30, 2008.

        You should read the table below together with the consolidated financial statements and the notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus.

$ in millions

August 30, 2008(1)
Short-term debt	$1,554
Long-term debt:
2.25% Convertible subordinated debentures due 2022	402
Other long-term debt(2)	234
6.75% Notes due 2013	500
Total shareholders' equity	4,752

Total capitalization and short-term debt(3)	$7,442

(1)
See footnote (1) to the table under "Selected Financial Data."

(2)
Other long-term debt consists principally of financing lease obligations due between 2009 to 2023 and capital lease obligations due between 2010 and 2026.

(3)
Total capitalization consists of long-term debt and shareholders' equity.

 THE EXCHANGE OFFER

General

        We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of 6.75% Notes due 2013 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about                    , 2008. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under "—Conditions to the Exchange Offer" below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        We entered into a registration rights agreement with the initial purchasers of the outstanding notes under which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause a registration statement relating to the exchange notes to be declared effective and to cause the exchange offer to be consummated by January 31, 2009. The exchange notes have terms identical in all material respects to the terms of the corresponding outstanding notes, except that the exchange notes are registered under the Securities Act, and do not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on June 24, 2008.

        Pursuant to the registration rights agreement and under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  if we determine that this exchange offer is not permitted or may not be completed as soon as practicable after the last date for acceptance of exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC;

  •
  if for any other reason the exchange offer is not consummated by January 31, 2009; or

  •
  upon receipt of a written request from any initial purchaser representing that it holds outstanding notes that are or were ineligible to be exchanged in this exchange offer.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you will acquire the exchange notes in the ordinary course of your business;

  •
  at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not our affiliate, as defined by Rule 405 of the Securities Act, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are acquiring the exchange notes in your ordinary course of business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not our affiliate as defined by Rule 405 of the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are an affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, or for the resale or other transfer of, exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes are identical in all material respects to the form and terms of the corresponding outstanding notes, except that the exchange notes do not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes evidence the same debt as the corresponding outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture. For a description of the indenture, see "Description of the Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of 6.75% Notes due 2013 is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such outstanding notes have under the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means                     p.m. (New York City time) on                    , 2008, which is the        business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        If we extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m. (New York City time) on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only if we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  we shall not have obtained all governmental approvals that we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering Outstanding Notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of such extension. During any such extensions, all outstanding notes previously tendered and not validly withdrawn will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will promptly give notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes. In the case of any extension, such notice will be issued no later than 9:00 a.m. (New York City time) on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of these rights, it will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

        Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer, you must comply with either of the following requirements:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, you must comply with one of the following requirements:

  •
  the exchange agent must receive outstanding notes along with the letter of transmittal;

  •
  prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

  •
  you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" prior to the expiration date.

        Your tender of outstanding notes that is not validly withdrawn prior to the expiration date constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or other nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Security Transfer Agent Medallion Signature Program or by any other "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act (an "Eligible Guarantor Institution") unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an Eligible Guarantor Institution.

        If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of tenders by guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Acceptance of Exchange Notes

        In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The applicable letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange, will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered and to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined under "—Procedures for Tendering Outstanding Notes," in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth below under "—Exchange Agent" prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender outstanding notes that are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date, you may still tender if:

  •
  the tender is made through an Eligible Guarantor Institution;

  •
  prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to                      p.m. (New York City time) on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile or letter; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an Eligible Guarantor Institution unless you are an Eligible Guarantor Institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at DTC, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank, N.A. has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, N.A. also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402
Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg

By Facsimile:	To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will remain subject to the restrictions on transfer as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

 DESCRIPTION OF THE NOTES

General

        The outstanding notes were issued, and the exchange notes will be issued, under the indenture between us and Wells Fargo Bank, N.A., as trustee. We refer to the outstanding notes and the exchange notes, collectively, as the "notes." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Holders of notes are referred to the indenture and the Trust Indenture Act for all of the terms of the notes.

        The following description of the notes summarizes the material provisions of the indenture. It is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. We urge you to read the indenture because that agreement, and not this description, defines your rights as a holder of the notes. A copy of the indenture is attached as an exhibit to our Current Report on Form 8-K filed on June 24, 2008.

        The definitions of certain terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this summary, references to "the Company," "we," "our" and "us" and other similar references are to Best Buy Co., Inc. and not to any of our subsidiaries.

Principal, Maturity and Interest

        The outstanding notes were initially issued in the aggregate principal amount of $500,000,000. Unless earlier redeemed or purchased, the notes will mature on July 15, 2013.

        The notes bear interest at a rate of 6.75% per annum, subject to adjustments as described under "—Interest Rate Adjustment" below, from the original issuance date of the outstanding notes or from the most recent interest payment date for which interest on the notes has been paid or provided for. Interest is payable semi-annually in arrears on January 15 and July 15 each year, commencing on January 15, 2009 (each, an "interest payment date") to the person in whose name any such note is registered at the close of business on the January 1 or July 1 (whether or not a business day) prior to such interest payment date (each, a "record date"), notwithstanding any transfer or exchange of such notes subsequent to the record date and prior to such interest payment date, except that, if and to the extent we default in the payment of the interest due on such interest payment date and the applicable grace period shall have expired, such defaulted interest may at our option be paid to the persons in whose names notes are registered at the close of business on a subsequent record date (which will not be less than 10 days prior to the date of payment of such defaulted interest) established by notice given by mail by or on our behalf to the registered holders of the notes not less than 15 days preceding such subsequent record date.

        Interest is computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

        If the date on which any interest payment or principal payment is to be made is not a business day in the place of payment of such interest or principal, such payment will be made on the next day which is a business day in the place of payment of such interest or principal without any further interest or other amounts being paid or payable in connection therewith. A "business day" means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City.

        The notes are not entitled to the benefit of any sinking fund.

Interest Rate Adjustment

        The interest rate payable on the notes is subject to adjustments from time to time if either of Moody's or S&P or, in either case, any Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to the notes in the manner described below.

        If the rating of the notes from Moody's or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their initial issuance by the percentage points set forth below opposite that rating.

Moody's Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*
Including the equivalent ratings of any Substitute Rating Agency.

        If the rating of the notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their initial issuance by the percentage points set forth below opposite that rating.

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*
Including the equivalent ratings of any Substitute Rating Agency.

        If at any time the interest rate on the notes has been adjusted upward and either Moody's or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the notes to any of the ratings set forth in the tables above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the notes on the date of the initial issuance of the outstanding notes plus the applicable percentage points set forth opposite the ratings in the tables above in effect immediately following the increase. If Moody's or any Substitute Rating Agency thereof subsequently increases its rating of the notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to 6.75% per annum (which was the interest rate payable on the outstanding notes on their initial issuance date).

        Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody's or S&P (or, in either case, any Substitute Rating Agency thereof), will be made independent of any and all other adjustments. For example, if the notes are rated Ba1 by Moody's and BB+ by S&P, the interest rate on the notes would increase to a rate of 6.75% per annum plus 0.50 percentage points. In no event shall (1) the interest rate on the notes be reduced to below a rate of 6.75% per annum or (2) the total increase in the interest rate on the notes exceed 2.00 percentage points above 6.75% per annum.

        No adjustments in the interest rate of the notes will be made solely as a result of a Rating Agency ceasing to provide a rating of the notes. If at any time less than two Rating Agencies provide a rating of the notes for reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody's or S&P, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals 6.75% per annum plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage points resulting from a decreased rating by the other Rating Agency).

        For so long as only one Rating Agency provides a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by such Rating Agency shall be twice the percentage points set forth in the applicable table above. For so long as no Rating Agency provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00 percentage points above 6.75% per annum.

        In addition, the interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the notes become rated A2 and A (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody's and S&P, respectively (or, in either case, any Substitute Rating Agency thereof), or one of these ratings if the notes are only rated by one Rating Agency.

        Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody's or S&P or any Substitute Rating Agency thereof changes its rating of the notes more than once during any particular interest period, the last change by such agency during such period will control for purposes of any interest rate increase or decrease relating to such Rating Agency's action.

Form and Denominations

        The exchange notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

        The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See "—Global Notes; Book Entry System."

Listing

        The notes are not listed on any securities exchange or market and we do not intend to list the notes on any securities exchange or market.

Ranking

        The notes are our senior unsecured obligations and rank equally with all of our other existing and future senior unsecured obligations.

        The notes are effectively subordinated to any secured obligations of our company to the extent of the value of the assets securing such obligations. The indenture limits the amount of secured indebtedness that we or our North American Subsidiaries may incur pursuant to the covenant described under "—Covenants—Limitation on Liens." This covenant is subject to important exceptions described below.

        We conduct many of our operations through our Subsidiaries, which generate a substantial portion of our operating income and cash. As a result, distributions or advances from our Subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as any Subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to service our debt obligations, including making payments on the notes.

        The notes are structurally subordinated to all existing and future obligations of our Subsidiaries, including claims with respect to trade payables. The indenture limits the amount of Indebtedness that our North American Subsidiaries may incur pursuant to the covenant described under "—Covenants—Limitation on Incurrence of Indebtedness by North American Subsidiaries." This covenant is subject to important exceptions described below.

Further Issuances

        We may, from time to time, without notice to or consent of the holders of the notes, increase the principal amount of the notes that may be issued under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes, including for purposes of voting, redemptions and offers to purchase.

Optional Redemption

        At any time and from time to time, the notes are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of interest and principal on the notes (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of a comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date (A) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company after consultation with the Trustee; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer" means either of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. and their affiliates which are primary U.S. Government securities dealers in New York City, and their respective successors plus two other primary U.S. Government securities dealers in New York City selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        On and after the redemption date for the notes, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes, we will deposit with a paying agent, or the Trustee, funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Covenants

        The indenture includes the covenants discussed below. Except as set forth below, the indenture does not restrict us from incurring Indebtedness or other obligations, paying dividends or making distributions of our capital stock or purchasing or redeeming our capital stock. The indenture also does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Limitation on Liens

        The indenture provides that the Company will not, and will not permit any of its North American Subsidiaries, directly or indirectly, to issue, assume or guarantee any Indebtedness if that Indebtedness is secured by any Lien upon any Principal Property of the Company or of a North American

Subsidiary, without effectively securing the notes equally and ratably with that Indebtedness for so long as such Indebtedness is so secured. The foregoing restriction does not apply to:

  (1)
  Liens on any property acquired, constructed or improved by us or any North American Subsidiary after the date of the indenture which are created or assumed contemporaneously with or within one year after its acquisition, or completion of construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arrangements entered into within that one-year period to secure or provide for the payment of the purchase price or cost thereof; provided that the aggregate principal amount of Indebtedness secured by such Liens will not exceed the cost of the property or assets so acquired, constructed or improved; or in addition to Liens contemplated by clauses (2) and (3) below, Liens existing on any property at the time of acquisition thereof;

  (2)
  Liens existing on any property at the time of acquisition thereof from a Person merged or consolidated with or into us or a North American Subsidiary; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

  (3)
  Liens on property of any Person existing at the time it becomes a North American Subsidiary;

  (4)
  Liens to secure Indebtedness of a North American Subsidiary owed to us or Indebtedness of the Company or a North American Subsidiary owed to another North American Subsidiary;

  (5)
  Liens consisting solely of encumbrances, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

  (6)
  any Lien existing on the date of the indenture; or

  (7)
  Liens for the sole purpose of extending, renewing, replacing or refinancing Indebtedness secured by any Lien referred to in the foregoing clauses (1) to (6), inclusive; provided, however, that the principal amount of Indebtedness secured by that Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing shall be limited to the property that secured the Lien so extended, renewed, replaced or refinanced (plus improvements on such property).

        The foregoing limitation on liens shall not apply to the issuance, assumption or guarantee by the Company or any North American Subsidiary of Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Indebtedness of the Company and our North American Subsidiaries secured by Liens (not including Liens permitted under the foregoing exceptions) that would otherwise be subject to the foregoing restrictions and the Value of Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions that, if such Sale and Leaseback Transaction had been a Lien, would have been permitted under clause (1) above and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with clause (3) under "—Limitation on Sale and Leaseback Transactions"), does not at the time exceed the greater of 15% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization.

        The indenture does not limit the ability of the Company's Subsidiaries that are not North American Subsidiaries to issue, assume or guarantee any secured Indebtedness.

Limitation on Sale and Leaseback Transactions

        The indenture provides that the Company will not, and will not permit any of its North American Subsidiaries to, enter into any Sale and Leaseback Transaction unless the net proceeds of the Sale and

Leaseback Transaction are at least equal to the sum of all costs incurred by the Company or any North American Subsidiary in connection with the acquisition of, and construction of any improvements on, the Principal Property to be leased and:

  (1)
  the Company or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the notes, pursuant to clause (1) under "—Limitation on Liens";

  (2)
  the Company or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the notes, pursuant to the second paragraph under "—Limitation on Liens"; or

  (3)
  the Company or the North American Subsidiary shall, within 180 days of the effective date of any such arrangement (or, in the case of clause (b) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period) apply an amount equal to the proceeds from such Sale and Leaseback Transaction relating to such Principal Property to:

  (a)
  the payment or other retirement of Indebtedness incurred or assumed by the Company or any North American Subsidiary that ranks senior to or equal with the notes (other than Indebtedness owned or held by the Company or any North American Subsidiary); or

  (b)
  the purchase of other Principal Property.

        The indenture does not limit the ability of the Company's Subsidiaries that are not North American Subsidiaries to enter into Sale and Leaseback Transactions.

Limitation on Incurrence of Indebtedness by North American Subsidiaries

        The indenture provides that the Company will not permit any North American Subsidiary to incur, create or assume any Indebtedness, except:

  (1)
  obligations under the Credit Agreement dated as of September 19, 2007, as amended as of June 17, 2008, as further amended, supplemented or otherwise modified from time to time, among the Company, the subsidiary guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, and Bank of America, N.A., HSBC Bank USA, N.A. and U.S. Bank National Association, as syndication agents, and any extensions, renewals, replacements or refinancings thereof;

  (2)
  Indebtedness existing on the date of the indenture;

  (3)
  any other Indebtedness incurred to refund, refinance, replace, exchange, renew, repay or extend Indebtedness existing on the date of the indenture or incurred in compliance with the indenture (and any Indebtedness that may be incurred after the date of the indenture under commitments available on the date of the indenture), and Indebtedness the proceeds of which are used solely to refinance such Indebtedness;

  (4)
  Indebtedness of any Person merged or consolidated into us or into a North American Subsidiary existing prior to the time of such merger or consolidation; provided that the Indebtedness is not created in contemplation of or in connection with such merger or consolidation;

  (5)
  Indebtedness of a North American Subsidiary outstanding on the date on which such North American Subsidiary was acquired by the Company and any extensions, renewals, replacements or refinancings thereof (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such North American Subsidiary became a North American Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition);

  (6)
  Indebtedness of a North American Subsidiary owed to the Company or Indebtedness of a North American Subsidiary owed to another Subsidiary;

  (7)
  Indebtedness secured by Liens permitted by (1), (2), (3), (6) and (7) under "—Limitation on Liens";

  (8)
  Indebtedness permitted by "—Limitation on Sale and Leaseback Transactions";

  (9)
  Indebtedness in respect of documentary letters of credit incurred in the ordinary course of business;

  (10)
  current liabilities, other than for borrowed money, incurred in the ordinary course of business; and

  (11)
  in addition to the items referred to in clauses (1) to (10) above, Indebtedness at any time outstanding in an aggregate principal amount which will not exceed 15% of Consolidated Net Tangible Assets.

        The indenture does not limit the ability of the Company's Subsidiaries that are not North American Subsidiaries to incur Indebtedness.

Merger, Consolidation or Sale or Conveyance of Assets

        The indenture provides that we may not consolidate or merge with or into any other Person or convey or transfer our properties and assets substantially as an entirety to any Person, unless:

  (1)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

  (2)
  the successor Person (if not the Company) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on the notes and the performance of the covenants in the indenture on the Company's part; and

  (3)
  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with clauses (1) and (2) above and all other conditions precedent specified in the indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

        In the case of any consolidation, merger, conveyance or transfer, the successor Person will succeed to and be substituted for the Company as obligor on the notes, with the same effect as if it had been named in the indenture as the Company, and we will be relieved of all obligations under the notes and the indenture.

        The covenant described above includes a phrase relating to the sale, assignment, conveyance, transfer or other disposition of "assets substantially as an entirety." Like the phrase "all or substantially all" of a company's assets, there is no precise, established definition of the phrase "assets substantially as an entirety" under applicable law. In interpreting this phrase, courts may, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of a company's income derived from the assets conveyed and the significance of those assets to the ongoing business of the company. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not the covenant described above may apply.

Offer to Purchase upon Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the "Change of Control Offer") to each holder to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that holder's notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to the notes and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event with respect to the notes occurs (the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of such notes or portions of such notes being repurchased.

        We will publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

        Except as described above, the indenture does not contain provisions that permit holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control

Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

Events of Default

        Each of the following constitutes an "Event of Default" under the indenture with respect to the notes:

  (1)
  our failure to pay principal of or any premium on any note when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (2)
  our failure to pay any interest or additional interest (as required by the Registration Rights Agreement) on any note when it becomes due and payable, and the continuance of any such failure for 30 days;

  (3)
  failure to perform any other covenant in the indenture and the continuance of any such failure for 90 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the notes as provided in the indenture;

  (4)
  a default or defaults under any Indebtedness, or any agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness, of the Company or any Subsidiary, which default or defaults, individually or in the aggregate:

  (a)
  constitute a failure to pay at least $100 million of the principal of such Indebtedness when due (unless such default is waived or cured within 30 days after the expiration of any applicable grace period), or

  (b)
  have resulted in acceleration of any portion of such Indebtedness having an aggregate principal amount equal to or in excess of $100 million,

    in the case of each of clause (a) and (b), without the overdue or accelerated portion of such Indebtedness having been discharged, or without such acceleration having been rescinded or annulled, within 60 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes, as provided in the indenture; and

  (5)
  certain events in bankruptcy, insolvency or reorganization involving the Company.

        If an Event of Default (other than an Event of Default described in clause (5) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount of (together with accrued interest on) all the notes to be due and payable immediately. If an Event of Default described in clause (5) above shall occur, the principal amount of (together with accrued interest on) all the notes will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "—Modification and Waiver."

        Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the Trustee has been offered indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        No holder of a note will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (1)
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes;

  (2)
  the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request of, and such holder or holders have offered reasonable indemnity to, the Trustee to institute such proceeding as trustee; and

  (3)
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request, within 90 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal of or any premium or interest on such note on or after the applicable due date specified in such note (after giving effect to any applicable grace period specified in the indenture).

        Pursuant to the Trust Indenture Act, we will furnish to the Trustee, at least annually, a certificate from our principal financial officer or principal accounting officer as to our compliance with the terms of the indenture and, upon our becoming aware of any Event of Default, a statement specifying such Event of Default and what action we are taking or propose to take with respect thereto.

Definitions

        The following is a summary of defined terms used in the indenture and the notes.

        "Capital Lease Obligations" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than us or one of our Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

  (2)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more persons (other than to us or one of our Subsidiaries); provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee person that are entitled to vote generally in the election of that person's board of directors, managers or trustees immediately after the transaction;

  (3)
  we consolidate with, or merge with or into, any person or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction;

  (4)
  the adoption of a plan relating to our liquidation or dissolution; or

  (5)
  the first day on which a majority of the members of our board of directors are not Continuing Directors.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means, with respect to the notes, the occurrence of both a Change of Control and a Rating Event with respect to the notes.

        "Consolidated Capitalization" means the total of all assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less: (A) current liabilities and (B) deferred income tax liabilities.

        "Consolidated Net Tangible Assets" means the total of all assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less: (A) current liabilities; (B) intangible assets, including without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; and (C) appropriate adjustments on account of minority interests of other Persons holding capital stock in any of our Subsidiaries.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date the notes were issued, (2) was nominated for election to such board of directors with the approval of a committee of the board of directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "GAAP" means accounting principles generally accepted in the United States.

        "Indebtedness" means, with respect to any Person at any time of determination, without duplication, the amount which in conformity with GAAP should then be shown on the balance sheet of such Person as a liability in respect of (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (d) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (e) all Capital Lease Obligations of such Person, (f) net obligations of such Person in respect of interest rate protection agreements, (g) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (h) all guarantees by such Person of Indebtedness of others and (i) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, but excluding pledges or deposits under worker's compensation, unemployment insurance or similar statutes, mechanics', workmen's or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens, certain liens for taxes, assessments or governmental charges or levies, landlord's liens on property held under lease, easements and other liens or encumbrances similar to the foregoing.

        "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

        "North American Subsidiary" means a Subsidiary formed under the laws of, or conducting its principal operations within (1) the United States, any state thereof or the District of Columbia or (2) Canada or any province or territory thereof.

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any real property or any permanent improvement thereon owned by the Company or any North American Subsidiary, including, without limitation, any store, warehouse or distribution center, that has a net book value (after deduction of accumulated depreciation) in excess of 0.50% of Consolidated Net Tangible Assets.

        "Rating Agencies" means each of Moody's and S&P and, if any of Moody's and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) and which is reasonably acceptable to the Trustee as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Rating Event" means, with respect to notes, the rating on such notes is lowered independently by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock (or equivalent equity interest) is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, the term "Subsidiary" means a direct or indirect Subsidiary of the Company.

        "Substitute Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors and reasonably acceptable to the Trustee) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

        "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction and (2) the sum of all costs of the Company or any Subsidiary incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by us or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Notices

        Notices regarding the notes will be sent solely to registered holders, using their addresses as listed in the list of registered holders of the notes.

Defeasance and Covenant Defeasance

        We may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants, applied to the notes.

Defeasance and Discharge

        The indenture provides that, upon our exercise of our option to have the provisions relating to defeasance and discharge applied to the outstanding notes, we will be discharged from all our obligations with respect to such notes (except for certain obligations to exchange or register the transfer of notes, to replace stolen, lost, destroyed or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the holders of such notes of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such notes on their stated maturity in accordance with the terms of the indenture and the notes. Such defeasance and discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

        The indenture provides that, upon our exercise of our option to have provisions relating to defeasance of certain covenants applied to the outstanding notes, we may omit to comply with some restrictive covenants, including those described above under "—Covenants," and such omission will be deemed not to be an Event of Default with respect to the notes. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such notes, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such notes on their stated maturity in accordance with the terms of the indenture and the notes. We will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to the outstanding notes and such notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such notes at their stated maturity but may not be sufficient to pay amounts due on such notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Satisfaction and Discharge

        The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to the notes, when the following conditions have been satisfied:

  •
  all notes not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

  •
  we deposit with the Trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);

  •
  we have paid or caused to be paid all other sums payable under the indenture; and

  •
  we have delivered to the Trustee an officers' certificate and opinion of counsel, each stating that all these conditions have been complied with.

        We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Modification and Waiver

        We may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each note affected thereby:

  (1)
  change the stated maturity of, or the principal of or premium, if any, or interest on, any note;

  (2)
  reduce the principal amount of, or premium, if any, or interest on, any note or payable upon acceleration of the notes following an Event of Default;

  (3)
  adversely affect any right of repayment at the holder's option;

  (4)
  change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

  (5)
  modify the notes to subordinate the notes to other Indebtedness;

  (6)
  impair the right to institute suit for the enforcement of any payment on or with respect to any note;

  (7)
  reduce the percentage of aggregate outstanding principal amount of notes necessary to modify or amend the indenture; or

  (8)
  reduce the percentage of aggregate outstanding principal amount of notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain past defaults.

        The holders of a majority in aggregate outstanding principal amount of the notes may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in aggregate outstanding principal amount of the notes may waive any past default under the indenture, except a default in the payment of principal, premium or interest that has not been cured.

        We may amend or supplement the indenture without notice to or the consent of any holder, in order, among other things, to:

  (1)
  cure any ambiguity, defect or inconsistency in the indenture, provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

  (2)
  comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (3)
  evidence and provide for the acceptance of appointments under the indenture with respect to the notes by a successor trustee;

  (4)
  evidence that another Person has succeeded us and assumed our covenants and obligations under the notes and the indenture;

  (5)
  add covenants for the benefit of the holders of notes, or to surrender any right or power conferred on us under the indenture;

  (6)
  add additional events of default for the benefit of holders of the notes;

  (7)
  pledge property to the Trustee as security for the notes;

  (8)
  establish the form and terms of any series of debt securities (in addition to the notes) as permitted by the indenture; and

  (9)
  make any other change that does not adversely affect the interests of the holders in any material respect.

SEC Reports

        We are required to file with the Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we are required to file with the Trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.

The Trustee

        Wells Fargo Bank, N.A. is the Trustee under the indenture and also is the initial paying agent, registrar and transfer agent for the notes.

        The indenture provides that, except during the continuance of an Event of Default under the indenture, the Trustee will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

        The Trustee may resign or be removed and a successor trustee may be appointed.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Global Notes; Book-Entry System

Global Notes

        The exchange notes will be represented by global certificates in fully registered, book-entry form without interest coupons, will be deposited with the Trustee as custodian for DTC, and will be registered in the name of Cede & Co. or another nominee designated by DTC except in limited circumstances.

Certain Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank, S.A./N.V. ("Euroclear") and Clearstream Luxembourg, société anonyme ("Clearstream Luxembourg"). The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC.    DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including some or all of the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as Clearstream Luxembourg, Euroclear, banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

         Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

        Clearstream Luxembourg provides Clearstream Luxembourg Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the initial purchasers. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream Luxembourg.

         Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a

Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Links have been established among DTC, Clearstream Luxembourg and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream Luxembourg and Euroclear through the DTC accounts of their respective U.S. depositaries.

         Book-Entry Procedures.    We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the initial purchasers with an interest in that global note; and

  •
  ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and by participants and indirect participants (with respect to the interests of Persons other than participants).

        The laws of some jurisdictions may require that some purchasers of notes take physical delivery of those notes in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those Persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of Persons who hold interests through participants, the ability of a Person holding a beneficial interest in a global note to pledge or transfer that interest to Persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical note in respect of that interest. So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note (1) will not be entitled to have the notes represented by that global note registered in their names, (2) will not receive or be entitled to receive physical delivery of certificated notes and (3) will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Beneficial interests in the global notes may not be exchanged for certificated notes. However, if DTC notifies us that it is unwilling to be a depositary for the global notes or ceases to be a clearing agency or if we so elect or if there is an Event of Default under the notes, DTC will exchange the global notes for certificated notes which it will distribute to its participants.

        Payments on a global note will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the Trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

        Although we understand that DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream Luxembourg, such organizations are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to certificated notes, if any, by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

        None of the Company, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
EXCHANGE OFFER

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes will be passed on for us by Simpson Thacher & Bartlett LLP, New York, New York, and, with respect to matters of Minnesota law, by Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota.

EXPERTS

        The consolidated financial statements of Best Buy Co., Inc. as of March 1, 2008 and March 3, 2007 and for each of the three years in the period ended March 1, 2008, the related financial statement schedule and the report on the effectiveness of internal control over financial reporting as of March 1, 2008 incorporated in this prospectus by reference from the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended March 1, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference herein, which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to Best Buy Co., Inc.'s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Exchange Offer for

6.75% Notes due 2013

Prospectus

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The registrant is subject to the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, subd. 2, provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of acts or omissions occurring in the person's official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

        In addition, the registrant's articles of incorporation provide that a director of the registrant shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the registrant or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Minnesota Statutes, Section 302A.559, for improperly paying a dividend or approving a stock repurchase; (4) under Minnesota Statutes, Section 80A.76, for violating the securities registration or anti-fraud provisions; (5) for any transaction from which the director derived an improper personal benefit; or (6) for acts or omissions occurring prior to the date when the relevant provision of the articles of incorporation became effective. The registrant's articles of incorporation do not limit directors' liability for violations of the federal securities laws. The registrant's articles of incorporation are consistent with the Minnesota Business Corporation Act and if such act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant would be eliminated or limited to the fullest extent permitted by Minnesota law.

        The registrant has directors' and officers' liability insurance which is subject to various deductibles and exclusions from coverage.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A)
  EXHIBITS

        The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

  (B)
  FINANCIAL STATEMENT SCHEDULES

        Financial schedules are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 22.    UNDERTAKINGS

        (a)   The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Best Buy Co., Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richfield, State of Minnesota, on October 28, 2008.

BEST BUY CO., INC.
By:	/s/ BRADBURY H. ANDERSON
	Name:	Bradbury H. Anderson
	Title:	Vice Chairman and Chief Executive Officer

        Each person whose signature appears below hereby constitutes and appoints Joseph M. Joyce and Ryan Robinson and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on October 28, 2008.

Signature	Title

/s/ BRADBURY H. ANDERSON Bradbury H. Anderson	Vice Chairman and Chief Executive Officer (principal executive officer) and Director
/s/ JAMES L. MUEHLBAUER James L. Muehlbauer	Executive Vice President—Finance and Chief Financial Officer (principal financial officer)
/s/ SUSAN S. GRAFTON Susan S. Grafton	Vice President, Controller and Chief Accounting Officer (principal accounting officer)
/s/ RICHARD M. SCHULZE Richard M. Schulze	Director

Signature	Title

/s/ KATHY J. HIGGINS VICTOR Kathy J. Higgins Victor	Director
/s/ RONALD JAMES Ronald James	Director
/s/ ELLIOT S. KAPLAN Elliot S. Kaplan	Director
/s/ SANJAY KHOSLA Sanjay Khosla	Director
/s/ ALLEN U. LENZMEIER Allen U. Lenzmeier	Director
/s/ GEORGE L. MIKAN III George L. Mikan III	Director
/s/ MATTHEW H. PAULL Matthew H. Paull	Director
/s/ ROGELIO M. REBOLLEDO Rogelio M. Rebolledo	Director
/s/ FRANK D. TRESTMAN Frank D. Trestman	Director
/s/ HATIM A. TYABJI Hatim A. Tyabji	Director
/s/ GÉRARD R. VITTECOQ Gérard R. Vittecoq	Director

 EXHIBIT INDEX

		Incorporated by Reference
						Filed Herewith
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
2.1	Sale and Purchase Agreement, dated May 7, 2008, among The Carphone Warehouse Group PLC, CPW Retail Holdings Limited; Best Buy Co., Inc. and Best Buy Distributions Limited	8-K/A	001-09595	1.1	5/13/2008
2.2	Agreement and Plan of Merger, dated September 14, 2008, by and among Best Buy Co., Inc., Puma Cat Acquisition Corp. and Napster, Inc.	8-K	001-09595	2.1	9/15/2008
4.1	Indenture by and among Best Buy Co., Inc., Best Buy Stores, L.P. and Wells Fargo Bank Minnesota, National Association, dated January 15, 2002, as amended and supplemented	S-3	333-83562	4.1	2/28/2002
4.2	Offer Letter Agreement between Royal Bank of Canada and Best Buy Canada Ltd. Magasins Best Buy Ltee dated March 9, 2004	10-K	001-09595	4.3	4/29/2004
4.3	Credit Agreement dated September 19, 2007 among Best Buy Co., Inc., the Subsidiary Guarantors, the Lenders, and JPMorgan Chase Bank, N.A., as administrative agent	8-K	001-09595	4	9/25/2007
4.4	First Amendment, dated as of June 17, 2008, to the Credit Agreement, dated as of September 19, 2007, among Best Buy Co., Inc., the Subsidiary Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent	8-K	001-09595	4.1	6/18/2008
4.5	Indenture, dated as of June 24, 2008, between Best Buy Co., Inc. and Wells Fargo Bank, N.A., as Trustee	8-K	001-09595	4.1	6/24/2008
4.6	Supplemental Indenture, dated as of June 24, 2008, between Best Buy Co., Inc. and Wells Fargo Bank, N.A., as Trustee	8-K	001-09595	4.2	6/24/2008

Incorporated by Reference
Filed Herewith
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
4.7	Registration Rights Agreement, dated as of June 24, 2008, by and among Best Buy Co., Inc., J.P. Morgan Securities Inc. and Goldman, Sachs & Co. for themselves and on behalf of the other initial purchasers of the Notes	8-K	001-09595	4.3	6/24/2008
4.8	Shareholders Agreement, dated June 30, 2008 (filed pursuant to Item 2.01), between The Carphone Warehouse Group PLC; CPW Retail Holdings Limited; Best Buy Co., Inc.; and Best Buy Distributions Limited	8-K	001-09595	4.1	7/03/2008
4.9	Facility Agreement, dated June 30, 2008 (filed pursuant to Item 2.01), between CPW Distribution Holdings Ltd; Best Buy Co., Inc.; and The Carphone Warehouse Group PLC	8-K	001-09595	4.2	7/03/2008
5.1	Legal opinion of Simpson Thacher & Bartlett LLP					X
5.2	Legal opinion of Robins, Kaplan, Miller & Ciresi L.L.P.					X
12.1	Statements re: Computation of Ratios					X
21.1	Subsidiaries of the Registrant	10-K	001-09595	21.1	4/30/2008
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)					X
23.3	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5.2)					X
24.1	Powers of Attorney (included on signature pages)					X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the indenture governing the notes					X
99.1	Form of Letter of Transmittal					X
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees					X
99.3	Form of Letter to Clients					X
99.4	Form of Notice of Guaranteed Delivery					X

        Pursuant to Item 601(b)(4)(iii) of Regulation S-K under the Securities Act of 1933, the registrant has not filed as exhibits to this Registration Statement certain instruments with respect to long-term debt under which the amount of securities authorized does not exceed 10% of the total assets of the registrant. The registrant hereby agrees to furnish copies of all such instruments to the SEC upon request.

QuickLinks

See "Risk Factors" beginning on page 10 for a discussion of certain risks that you should consider before participating in the exchange offer.
TABLE OF CONTENTS
BASIS OF PRESENTATION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY
Best Buy Co., Inc.
The Exchange Offer
The Exchange Notes
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELECTED FINANCIAL DATA
CAPITALIZATION
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
Prospectus
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 22. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX